Exhibit 23.1
Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2021 Equity Incentive Plan and the 2021 Employee Stock Purchase Plan of UserTesting, Inc. of our report dated March 4, 2022, with respect to the consolidated financial statements of UserTesting, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
San Jose, California
March 4, 2022